EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-256018 on Form S-1 of our report dated March 25, 2021 relating to the financial statements of Immunome. Inc., appearing in the Annual Report on Form 10-K of Immunome, Inc. for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

May 21, 2021